SCHEDULE 14C
                                 (RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check  the  appropriate  box:

[X]  Preliminary  Information  Statement
[ ]  Definitive  Information  Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

                                  YP.NET, INC.
                (Name of Registrant As Specified In Its Charter)

PAYMENT OF FILING FEE  (CHECK THE APPROPRIATE BOX):

[X]  No  fee  required
[ ]  Fee  computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title  of  each  class  of  securities  to  which transaction applies:

     (2)  Aggregate  number  of  securities  to  which  the transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed  maximum  aggregate  value  of  transaction:

     (5)  Total  fee  paid:

[ ]  Fee  paid  previously  with  preliminary  materials

[ ] check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount  previously  paid:

     (2)  Form,  Schedule  or  Registration  Statement  No.:

     (3)  Filing  Party:

     (4)  Date  Filed:

                                  YP.NET, INC.
                4840 EAST JASMINE ST. #105, MESA, ARIZONA 85205


                              INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE NOT REQUESTED TO SEND US A PROXY



                                                       Mesa,  Arizona
                                                       November 20 2001

          This information statement has been mailed on November 20th 2001 to the stockholders of record on July 24th, 2001 (the "Record Date") of YP.NET, INC., Inc., a Nevada corporation (the "Company") in connection with certain actions to be taken by the written consent by the majority stockholders of the Company, dated as of November 20, 2001. The actions to be taken pursuant to the written consent shall be taken on or about December 15th, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.



                                        By Order of the Board of Directors,

                                        /s/  ANGELO TULLO
                                        Secretary

NOTICE OF ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED NOVEMBER 20TH 2001

To  Our  Stockholders:

     NOTICE IS HEREBY GIVEN that the following actions will be taken pursuant to the written consent of a majority of stockholders dated November 20th 2001, in lieu of a special meeting of the stockholders. Such actions will be taken on or about December 15th 2001:

     The Company's Articles of Incorporation will be amended to:

          (a) increase the number of authorized shares of common stock, par value $.001 per share (the "Common Stock"), of the Company from 50,000,000 shares to 100,000,000 shares;

          (b) authorize the creation of 50,000,000 shares of blank check preferred stock;

          (c) authorize the creation of 45,000,000 shares of Series C Convertible Preferred Stock; and

          (d) authorize the creation of 45,000,000 shares of Series D Preferred Stock.


                      OUTSTANDING SHARES AND VOTING RIGHTS

     As of the Record Date, the Company's authorized capitalization consisted of 50,000,000 shares of Common Stock, of which 40,362,083 were issued and outstanding as of the Record Date, 3,000,000 shares of Series A Convertible Preferred Stock of which no shares are outstanding, and 2,500,000 shares of Series B preferred stock of which no shares are outstanding. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

     Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as at the Record Date have voted in favor of the foregoing proposals by resolution dated November 20th 2001; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

     Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on December 20th , 2001.

     The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

     This Information Statement will serve as written notice to stockholders pursuant to Section 78.370 of the Nevada General Corporation Law.

                    AMENDMENT TO THE ARTICLES OF INCORPORATION

     The majority stockholders of the Company approved an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000, to authorize the creation of 50,000,000 shares of blank check preferred stock, to authorize the creation of 45,000,000 shares of Series C Convertible Preferred Stock, and to authorize the creation of 45,000,000 shares of Series D Preferred Stock. The Company currently has authorized capital stock of 50,000,000 shares and approximately 40,362,083 shares of Common Stock are outstanding as of the Record Date. The Company also has authorized 3,000,000 shares of Series A Convertible Preferred Stock of which no shares are outstanding, and 2,500,000 shares of Series B preferred stock of which no shares are outstanding. The Board believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing, and stock based acquisitions. The Company anticipates that the "Blank Check" preferred stock will be designated into classes as deemed appropriate by the Company in the future. The Company also anticipates that the Series C Convertible Preferred Stock and the Series D Preferred Stock will be offered to existing common stock holders in exchange for their common stock. To the extent common stock holders accept such exchange offer, the Company will have less common stock outstanding thereby potentially increasing the value of each share of common stock.

INCREASE IN AUTHORIZED COMMON STOCK

     The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

     As of the Record Date, a total of 43,072,798 shares of the Company's currently authorized 50,000,000 shares of Common Stock are issued and outstanding. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

     One of the effects of the amendment might be to enable the board of directors to render it more difficult to, or discourage an attempt to, obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The board of directors would, unless prohibited by applicable law, have additional shares of Common Stock available to effect transactions (such as private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action could discourage an acquisition of the Company, which stockholders might view as desirable.

CREATION OF BLANK CHECK PREFERRED STOCK

     The amendment to the Articles of Incorporation will create: 1) 50,000,000 authorized shares of "blank check" preferred stock; 2) 45,000,000 shares of "Series C Convertible Preferred Stock; and 3) 45,000,000 shares of Series D Preferred Sock. The proposed Amendment to the Articles of Incorporation attached as Exhibit "A" to this proxy statement contains provisions related to the "blank check" preferred stock. The following summary does not purport to be complete and is qualified in its entirety by reference to the proposed Amended and Restated Articles of Incorporation as set forth in Exhibit "A."

     The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by the stockholders and the terms, rights and features of which are determined by the board of directors of the Company upon issuance. The authorization of such blank check preferred stock would permit the board of directors to authorize and issue preferred stock from time to time in one or more series.

     Subject to the provisions of the Company's Amended and Restated Articles of Incorporation and the limitations prescribed by law, the board of directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the stockholders. The board of directors would be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of the Company and its stockholders. The board of directors is seeking stockholder approval of an amendment to the Articles of Incorporation which would give the board of directors flexibility, without further stockholder action, to issue preferred stock on such terms and conditions as the board of directors deems to be in the best interests of the Company and its stockholders.

     The amendment will provide the Company with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to its Common Stock, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by the board of directors for any proper corporate purpose. It is anticipated that such purposes may include exchanging preferred stock for Common Stock and, without limitation, may include the issuance for cash as a means of obtaining capital for use by the Company, or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or assets.

     Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the board of directors to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the board of directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

     While the amendment may have anti-takeover ramifications, the board of directors believes that the financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire the Company to negotiate directly with the board of directors enabling the board of directors to consider the proposed transaction in a manner that best serves the stockholders' interests.

CREATION OF SERIES C CONVERTIBLE PREFERRED STOCK AND SERIES D PREFERRED STOCK.

     The Company intends to initiate an Issuers Tender Offer pursuant to Section 13 (e)(1) of the Securities Exchange Act of 1934, whereby it will offer existing Common Stock holders, as of the Record Date, the option to exchange one share of Common Stock for either one share of Series C Convertible Preferred Stock or one Share of Series D Convertible Preferred Stock. Holders of the Series C Convertible Preferred Stock shall receive dividends at the rate of 5% per annum on the liquidation preference of $.30 per share, payable each March 31, June 30, September 30 and December 31, commencing with the first such date following the issuance of such stock. The holders of Series C Convertible Preferred Stock shall be entitled, after two years from the initial issuance of the Series C Convertible Preferred Stock and from time to time thereafter until five years from the initial issuance, at which time such entitlement shall expire, to convert all or portions of the Series C Convertible Preferred Stock held by such Holder, on a one for one basis into shares of the Common Stock, together with the payment by the holder of $1.00 per converted share. The Series D Preferred Stock shall receive dividends at the rate of 7% per annum on the liquidation preference of $.50 per share, payable each March 31, June 30, September 30 and December 31, commencing with the first such date following the issuance of such stock. Upon the sale of substantially all of the stock or assets of the Corporation in a non-public transaction or dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series C Convertible Preferred Stock and Series D Preferred Stock shall be entitled to receive out of the assets of the Corporation, before any distribution or payment is made upon the Common Stock or any other series of Preferred Stock, an amount in cash equal to $.30 per share and $.50 per share, respectively, plus any accrued but unpaid dividends. The holders of the Series C Convertible Preferred Stock and Series D Preferred Stock shall have no voting rights, except as required by law.

     It is not possible to state the effects of the proposed amendment upon the rights of holders of Common Stock until the board of directors determines the respective rights of the holders of one or more series of preferred stock. The effects of the issuance of Series C Convertible Preferred Stock and Series D Preferred Stock in connection with the exchange offer could include (i) reduction of the amount of cash otherwise available for payment of dividends on Common Stock, if any, (ii) restrictions on dividends on Common Stock, (iii) dilution of the voting power of Common Stock, and (iv) restrictions on the rights of holders of Common Stock to share in the Company's assets on liquidation until satisfaction of any liquidation preference granted to the holders of such subsequently designated series of preferred stock.

                             ADDITIONAL INFORMATION

     The Company's annual report on Form 10-KSB for the fiscal year ended September 31, 2000 and quarterly report on Form 10-QSB for the quarter ended June 30, 2001 are being delivered to you with this Information Statement. The Company will furnish a copy of any exhibit thereto or other information upon request by a stockholder to Pamela Thompson, Chief Financial Officer, YP.NET, INC., 4840 East Jasmine St. #105, Mesa, Arizona 85205 (480) 654-9646.



                                             By Order of the Board of Directors,

                                             /s/  Angelo  Tullo

                                             Angelo  Tullo
                                             Chief  Executive  Offer

Mesa,  Arizona
November,  2001

                                    EXHIBIT A


                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                                  YP.NET, INC.
                                  -------------

     YP.NET, INC., (the "CORPORATION") a corporation organized and existing under and by virtue of the General Corporation Law of the State of Nevada, DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation, in lieu of meeting by consent, adopted the following resolution:

     "RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Corporation that Article THREE of the Articles of Incorporation be amended to read as follows:

          Capital Stock. The Corporation is authorized to issue two classes
          --------------
     of stock. One class of stock shall be Common Stock, par value $0.001. The second class of stock shall be Preferred Stock, par value $0.001. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

     The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

     Class          Par Value           Authorized Shares
     -----          ---------           -----------------
     Common         $   0.001                 100,000,000
     Preferred      $   0.001                 140,000,000
                                        -----------------

     Totals:                                  240,000,000

     RESOLVED, that the appropriate corporate officers be, and each of them with full authority to act without the others hereby is, authorized and directed for and on behalf of the Corporation to take or cause to be taken any and all actions, to execute and deliver any and all certificates, instructions, requests, or other instruments, and to do any and all things which, in any such officer's judgment, may be necessary or desirable to effect each of the foregoing resolutions and to carry out the purposes thereof, the taking of any such actions, the execution and delivery of any such certificates, instructions, requests, or instruments, or the doing of any such things to be conclusive evidence of their necessity or desirability."

     SECOND: That the Board of Directors of the Corporation, in lieu of meeting by consent, adopted the following resolution:

     "RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Corporation that the following Article ELEVEN be added to the Articles of Incorporation to read as follows:

     Designation  of  Series  C  and  D  Preferred  Stock.
     ----------------------------------------------------

     The Corporation shall have the right to issue up to 45,000,000 shares of series C convertible preferred stock (the "Series C Convertible Preferred Stock") and 45,000,000 shares of series D preferred stock (the "Series D Preferred Stock"). The shares of Series C Convertible Preferred Stock and Series D Preferred Stock shall be issued as full shares and shall have a $.001 par value.

          B.     Dividends.
                 ---------

          (a) The holders of outstanding shares of Series C Convertible Preferred Stock and Series D Preferred Stock shall be equally entitled to receive preferential dividends in cash out of any funds of the Corporation legally available at the time for declaration of dividends, at the dividend rates applicable to each such series, as set forth herein, before any dividend or other distribution will be paid or declared and set apart for payment on any shares of any Common Stock, or other class of stock presently authorized or to be authorized (the Common Stock, and such other stock being hereinafter collectively the "Junior Stock") as follows: 1) Series C Convertible Preferred Stock shall receive dividends at the rate of 5% per annum on the liquidation preference per share, payable each March 31, June 30, September 30 and December 31, commencing with the first such date following the issuance of such stock; and 2) 1) Series D Preferred Stock shall receive a rate of 7% per annum on the liquidation preference per share, payable each March 31, June 30, September 30 and December 31, commencing with the first such date following the issuance of such stock. Dividends shall accumulate from the date of issuance, until the first payment date, at which time all accumulated dividends and dividends from the date of issuance shall be paid if funds are legally available at such time. If funds are not legally available at such time, dividends shall continue to accumulate until they can be paid from legally available funds.

          (b) The dividends on the Series C Convertible Preferred Stock and Series D Preferred Stock at the rates provided above shall be cumulative whether or not earned so that, if at any time full cumulative dividends at the rate aforesaid on all shares of the Series C Convertible Preferred Stock and Series D Preferred Stock then outstanding from the date from and after which dividends thereon are cumulative to the end of the quarterly dividend period next preceding such time shall not have been paid or declared and set apart for payment, or if the full dividend on all such outstanding Series C Convertible Preferred Stock and Series D Preferred Stock for the then current dividend period shall not have been paid or declared and set apart for payment, the amount of the deficiency shall be paid or declared and set apart for payment (but without interest thereon) before any sum shall be set apart for or applied by the Corporation or a subsidiary of the Corporation to the purchase, redemption or other acquisition of the Series C Convertible Preferred Stock or Series D Preferred Stock or any shares of any other class of stock ranking on a parity with the Series C Convertible Preferred Stock or Series D Preferred Stock ("Parity Stock") and before any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Stock and before any sum shall be set aside for or applied to the purchase, redemption or other acquisition of Junior Stock.

          (c) Dividends on all shares of the Series C Convertible Preferred Stock and Series D Preferred Stock shall begin to accrue and be cumulative from and after the date of issuance thereof. A dividend period shall be deemed to commence on the day following a quarterly dividend payment date herein specified and to end on the next succeeding quarterly dividend payment date herein specified.

          C.     Liquidation  Rights.
                 -------------------

     Upon the sale of substantially all of the stock or assets of the Corporation in a non-public transaction or dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series C Convertible Preferred Stock and Series D Preferred Stock shall be entitled to receive out of the assets of the Corporation, before any distribution or payment is made upon the Common Stock or any other series of Preferred Stock, an amount in cash equal to $.30 per share and $.50 per share, respectively, plus any accrued but unpaid dividends (or, if there be an insufficient amount to pay all Series C Convertible Preferred Stockholders or Series D Preferred Stock, then ratably among such holders).

          D.    Voting  Rights.
                --------------

     The holders of shares of Series C Convertible Preferred Stock and Series D Preferred Stock shall have no voting rights, except as required by law.

          E.   Conversion  of  Series  C  Convertible  Preferred  Stock
               --------------------------------------------------------

          (a)  Holder's  Right  to  Convert.

               (i) Conversion. The record Holder of the Series C Convertible Preferred Stock shall be entitled, after two years from the initial issuance of the Series C Convertible Preferred Stock and from time to time thereafter until five years from the initial issuance, at which time such entitlement shall expire, at the office of the Company or any transfer agent for the Series C Convertible Preferred Stock, to convert all or portions of the Series C Convertible Preferred Stock held by such Holder, on a one for one basis into shares of the Common Stock, together with payment by the holder of $1.00 per converted share.

               (ii) Mechanics of Conversion. In order to convert Series C Convertible Preferred Stock into full shares of Common Stock, the Holder shall
(i) transmit a facsimile copy of the fully executed notice of conversion in the form attached hereto ("Notice of Conversion") to the Company, which notice shall specify the number of shares of Series C Convertible Preferred Stock to be converted, prior to midnight, New York City time (the "Conversion Notice Deadline"), on the date of conversion specified on the Notice of Conversion, and
(ii) promptly surrender the original certificate or certificates therefor, duly endorsed, and deliver the original Notice of Conversion by either overnight courier or 2-day courier, to the office of the Company or of any transfer agent for the Series C Convertible Preferred Stock, together with payment by certified or bank check for $1.00 per converted share; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the certificates evidencing such Series C Convertible Preferred Stock are delivered to the Company or its transfer agent as provided above or the Holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of the certificate or certificates ("Stock Certificates") representing shares of Series C Convertible Preferred Stock and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of the Stock Certificate(s), if mutilated, the Company shall execute and deliver new Stock Certificate(s) of like tenor and date. No fractional shares of Common Stock shall be issued upon conversion of the Series C Convertible Preferred Stock. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall pay cash to such Holder in an amount equal to such fraction multiplied by the value of the Common Stock as determined in good faith by the Company's Board of Directors. In the case of a dispute as to the calculation of the Conversion Price, the Company's calculation shall be deemed conclusive absent manifest error.

The Company shall issue and deliver at the address of the Holder on the books of the Company (i) a certificate or certificates for the number of shares of Common Stock equal to the Conversion Number for the shares of Series C Convertible Preferred Stock being so converted and (ii) a certificate representing the balance of the shares of Series C Convertible Preferred Stock not so converted, if any. The date on which conversion occurs (the "Date of Conversion") shall be deemed to be the date set forth in such Notice of Conversion, provided that the copy of the Notice of Conversion is faxed to the Company before midnight, New York City time, on the Date of Conversion. Upon a conversion of shares of Series C Convertible Preferred Stock, the Holder shall promptly deliver original Stock Certificates representing the shares of Series C Convertible Preferred
Stock to be converted to the transfer agent or the Company. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (b) Adjustment to Conversion: (i) If, prior to the conversion of all Series C Convertible Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity, then the Holders of Series C Convertible Preferred Stock shall thereafter have the right to purchase and receive upon conversion of Series C Convertible Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such shares of stock and/or securities as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of Series C Convertible Preferred Stock held by such Holders had such merger, consolidation, exchange of shares, recapitalization or reorganization not taken place, and in any such case, appropriate provisions shall be made with respect to the rights and interests of the Holders of the Series C Convertible Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the number of shares issuable upon conversion of the Series C Convertible Preferred Stock otherwise set forth in this Section E.) shall thereafter be applicable, as nearly as may be practicable, in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof. The Company shall not effect any transaction described herein unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Holders of the Series C Convertible Preferred Stock such shares of stock and/or securities as, in accordance with the foregoing provisions, the Holders of the Series C Convertible Preferred Stock may be entitled to purchase.

          (ii) If, any adjustment under this section would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded, and the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares.


     THIRD: That the aforesaid amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 78.320 of the General Corporation Law of the State of Nevada.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed this 20th day of November 2001.



                                                  By:
                                                     ---------------------------
                                                  Name:  Angelo Tullo
                                                  Title: Chief Executive Officer


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